Exhibit 99.1

Pasithea Therapeutics Announces Intention to Commence a $4.0 Million
Tender Offer for its Common Stock at Price of $0.70 per Share in Cash

-- Tender Offer Expected to Close Third Quarter of 2023 --

PALO ALTO, Calif. and MIAMI, Florida, July 20, 2023 (GLOBE NEWSWIRE) -- Pasithea Therapeutics Corp. (NASDAQ: KTTA) (“Pasithea” or the “Company”), a biotechnology company focused on the discovery, research, and development of innovative treatments for central nervous system (CNS) disorders, today announced that its Board of Directors (the “Board”) has authorized the repurchase, through a $4.0 million tender offer (“Tender Offer”), of up to approximately 5.7 million shares of the Company’s outstanding common stock, at an anticipated cash purchase price of $0.70 per share.

Pasithea’s executive officers and directors have informed the Company that they do not intend to tender any shares of common stock in the Tender Offer. To the extent the Tender Offer is oversubscribed, the Company will accept shares for purchase in the Tender Offer on a pro rata basis.

Pasithea anticipates consummating the Tender Offer during the third quarter of 2023.

Tender Offer Statement

Pasithea has not commenced the Tender Offer, and the description of the Tender Offer contained in this press release is neither an offer to purchase nor a solicitation of an offer to sell shares of Pasithea. There can be no assurance that any tender offer will be commenced or if commenced that it will be consummated.

This press release is for informational purposes only and is not a recommendation, an offer to buy, nor the solicitation of an offer to sell, any shares. The full details of any tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will be distributed to stockholders promptly following commencement of the offer. Stockholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information.

Once the Tender Offer has commenced, copies of the offer to purchase, the letter of transmittal and other related materials will be filed with the Securities and Exchange Commission, and will be available free of charge at the Commission’s website at www.sec.gov and on the Investors section of Pasithea’s website at www.ir.pasithea.com.  When available, shareholders also may obtain a copy of these documents from the Company, free of charge, by directing a request to: Secretary, Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, Florida 33139, Email info@pasithea.com, Telephone (702) 514-4174.

About Pasithea Therapeutics Corp.

Pasithea Therapeutics is a biotechnology company primarily focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders and RASopathies. With an experienced team of experts in the fields of neuroscience, translational medicine, and drug development, Pasithea is developing new molecular entities for the treatment of neurological disorders, including Neurofibromatosis type 1 (NF1), Amyotrophic Lateral Sclerosis (ALS) and Multiple Sclerosis (MS).

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, as well as other statements with respect to the Company’s plans, assumptions, expectations, beliefs and objectives with respect to statements about the expected tender offer, including the value of the Company’s common stock expected to be offered to be purchased in the tender offer, and whether the tender offer is actually commenced and consummated as planned or at all, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including factors set forth in the Company’s most recent Form 10-K, Form 10-Q and other factors set forth in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings made with the U.S. Securities and Exchange Commission (SEC). Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Contact
Patrick Gaynes
Corporate Communications
pgaynes@pasithea.com